LEASE OF EQUIPMENT

THIS AGREEMENT made as of the 15 th day of December 2003.

BETWEEN:   JAN WALLACE , of Paradise Valley, Arizona

and

MW MEDICAL, INC. , of 6929 E. Cheney, Paradise Valley, Arizona 85253

WHEREAS :

A.  MW Medical, Inc., (the "Company") entered into a loan agreement and assignment of assets on March 15, 2003 whereby the Company assigned, transferred, and conveyed its inventory, equipment, and property to Jan Wallace ("Wallace").

B.   The parties desire to enter into an agreement whereby Wallace will lease the equipment acquired pursuant to the agreement on March 15, 2003 to the Company.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

1.    Wallace hereby agrees to lease equipment acquired from a loan agreement and assignment of assets on March 15, 2003 ("equipment") to the Company for $2,500 which shall become due and payable on December 31, 2004.

2.            The term of this lease shall be from the date of this agreement until December 31, 2004.

3.            The equipment may not be subleased by the Company without the prior written consent of Wallace.

4.            The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed on this 15 th day of December, 2003

MW Medical, Inc.

/s Grace Sim                                                                                                                                          /s/ Jan Wallace
By: Grace Sim                        By: Jan Wallace
Its: Chief Financial Officer

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